CBNK Continues Strong Growth With Accelerated Investment Underway
Rockville, Maryland, April 27, 2026 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported:

	Quarter Ended			% Change (Annualized)
(in millions, except per share data)	1Q26	4Q25	1Q25	1Q26 vs 4Q25	1Q26 vs 1Q25
Balance Sheet Summary
Gross Loans (1)	$3,026	$2,959	$2,678	9.2%	13.0%
Total Deposits	3,292	3,093	2,891	26.1%	13.9%
Customer Deposits(2)	2,989	2,717	2,584	40.7%	15.7%
Tangible Book Value per share(3)	$22.62	$22.05	$19.81	10.5%	14.2%

	GAAP					Core(3)
	Quarter Ended			Change		Quarter Ended			Change
(in millions, except per share data)	1Q26	4Q25	1Q25	1Q26 vs 4Q25	1Q26 vs 1Q25	1Q26	4Q25	1Q25	1Q26 vs 4Q25	1Q26 vs 1Q25
Earnings Summary
Net Income	$12.0	$15.0	$13.9	(20.0)%	(13.7)%	$12.0	$15.0	$14.9	(20.0)%	(19.5)%
Earnings per share - diluted	$0.73	$0.91	$0.82	(19.8)%	(11.2)%	$0.73	$0.91	$0.88	(19.8)%	(16.9)%
ROA	1.33%	1.71%	1.75%	(38) bps	(42) bps	1.33%	1.71%	1.87%	(38) bps	(54) bps
ROTCE(3)	13.58%	17.23%	17.57%	(365) bps	(399) bps	13.58%	17.23%	18.77%	(365) bps	(519) bps
	Including Card					Excluding Card
NIM	5.71%	5.94%	6.05%	(23) bps	(34) bps	4.15%	4.19%	4.36%	(4) bps	(21) bps
(1) Gross loans represent portfolio loans receivable, net of deferred fees and costs.
(2) Customer deposits represents total deposits excluding brokered deposits.
(3) As used in this press release, Core net income, Core earnings per share - diluted, Core ROA, Core ROTCE, Tangible Book Value per share are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

“We are pleased that the sustained organic growth at the Commercial Bank permits us to accommodate an increase in noninterest expenses, while, at the same time, providing our stockholders with reasonable returns and a steadily growing TBV,” said Steven J. Schwartz, Chairman of the Company. “We expect these expenditures to enable technology advancements in customer experience and back office efficiency, and to support the introduction by OpenSky™ of new products. We remain alert to the possibility that the markets in which we operate remain vulnerable to disruption from geopolitical and other developments, but have not yet seen any macroeconomic signs of credit deterioration in our markets.”
First Quarter 2026 Highlights
•Delivered strong balance sheet growth, with gross loans increasing 9.2% (annualized) from 4Q 2025, driven by continued momentum in the Commercial Bank
•Generated robust deposit growth, with total deposits increasing 26.1% (annualized) from 4Q 2025. Excluding $107.8 million of deposit growth tied to a single customer relationship, total deposits grew 11.9% annualized while reducing brokered deposits by 19.5%
•Achieved strong customer deposit growth, which increased 40.7% (annualized) from 4Q 2025, or 27.0% annualized excluding the relationship noted above
•Continued tangible book value compounding, with tangible book value(3) per share increasing 10.5% annualized from 4Q 2025
•Expanded fee revenue, which increased 29.6% (annualized), primarily driven by SBA loan sales generated by a new team and increased USDA volume; fee revenue represented 21.3% of total revenue
•Advanced strategic investments in unsecured card, card partnerships, data infrastructure, and back-office support to enhance scalability and long-term growth
•Returned capital to shareholders, repurchasing $3.5 million of common stock under the Company’s share repurchase program
•The Company also declared a cash dividend on its common stock of $0.12 per share. The dividend is payable on May 27, 2026 to shareholders of record on May 11, 2026.

“We continue to demonstrate our ability to grow across the Company, highlighted by the increase in customer deposits, which positions us for continued balance sheet growth." said Ed Barry, CEO of the Company. "Our investment program is underway across the Commercial and OpenSky™ division, including technology and data initiatives that will improve our competitive position."

Consolidated financial performance
Net income of $12.0 million decreased $3.0 million compared to 4Q 2025, and earnings per share - diluted of $0.73 decreased $0.18 per share from 4Q 2025. Net income decreased $1.9 million, or 13.7%, from $13.9 million, or $0.82 per diluted share, for 1Q 2025. 1Q 2026 Core net income(1) of $12.0 million, or $0.73 per diluted share, decreased $3.0 million, or 20.1%, from 4Q 2025 Core net income of $15.0 million, or $0.91 per diluted share. 1Q 2026 Core net income decreased $2.9 million, or 19.3%, from 1Q 2025 core net income of $14.9 million, or $0.88 per diluted share.
Quarterly net interest income:
•Net interest income of $49.4 million decreased $0.9 million, or 1.8% (not annualized), compared to 4Q 2025, and increased $3.4 million, or 7.3%, year-over-year.
◦Interest income of $68.0 million decreased $0.7 million, or 1.0% (not annualized), compared to 4Q 2025, and increased $5.2 million, or 8.3%, year-over-year. The decrease from 4Q 2025 was primarily driven by a $1.3 million decrease from OpenSky™ due to changes in the rate environment, partially offset by a $0.7 million increase from the Commercial Bank driven by loan growth. The increase year-over-year was primarily driven by $4.6 million from the Commercial Bank due to strong balance sheet growth, and $0.6 million from OpenSky™ due to the growth from the unsecured loan product.
▪Interest income included $0.3 million from net purchase accounting accretion ("PAA") in 1Q 2026, compared to $0.1 million in 4Q 2025 and $0.3 million in net PAA in 1Q 2025.
◦Interest expense of $18.6 million increased $0.2 million, or 1.2% (not annualized), compared to 4Q 2025, and increased $1.9 million, or 11.1%, year-over-year. The increase of $0.2 million compared to 4Q 2025, was primarily driven by a shift in deposit mix. The increase of $1.9 million year-over-year was driven by $0.9 million of lower PAA, $0.7 million from a shift in deposit mix and $0.3 of million higher borrowing costs.
▪Interest expense included a $0.1 million benefit from net PAA in 1Q 2026, compared to a $0.1 million benefit in 4Q 2025. There was a $1.1 million benefit from net PAA in 1Q 2025.
Quarterly provision:
•The 1Q 2026 provision for credit losses was $3.0 million, a decrease of $1.0 million from 4Q 2025. Net charge-offs totaled $3.0 million, or 0.40% of portfolio loans (annualized), up from $2.4 million or 0.32% of portfolio loans (annualized), in 4Q 2025.
◦Net charge-offs in the quarter include $3.1 million from OpenSky™ loans and a net recovery of $0.1 million from Commercial Bank loans. Net charge-offs for the Commercial Bank decreased $2.0 million from 4Q 2025 primarily driven by $1.9 million of legacy Commercial Bank loans that were charged off during 4Q 2025. OpenSky™ net charge-offs amounted to $0.5 million in 4Q 2025 compared to a net charge-offs of $3.1 million in 1Q 2026. During 4Q 2025, a $2.0 million credit to the allowance for credit losses was made to reflect recoveries resulting from the sale of $69.5 million of charged-off OpenSky™ credit card receivables.
◦At March 31, 2026, the ACL Coverage Ratio was 1.81%, down 4 bps from December 31, 2025, and flat year-over-year.
Quarterly fee revenue:
•Fee Revenue of $13.4 million increased $0.9 million, compared to 4Q 2025 and increased $0.8 million year-over-year. The increase of $0.9 million during 1Q 2026 was primarily from a $0.9 million increase in government lending revenue with other offsetting activity. Year-over-year fee revenue increased $0.8 million primarily due to a $0.8 million increase from government loan servicing and packaging revenue (Windsor™)

1 As used in this press release, Core net income and Core noninterest expense are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Consolidated financial performance (Continued)
with other offsetting activity. Fee revenue mix1 was 21.3% of total revenue for 1Q 2026, compared to 19.9% during 4Q 2025, and 21.4% during 1Q 2025.

Quarterly noninterest expense:
•Noninterest expense of $43.7 million increased $4.6 million compared to 4Q 2025 and increased $5.6 million compared to 1Q 2025. Core noninterest expense(1) of $43.7 million increased $4.6 million compared to 4Q 2025 and increased $6.9 million compared to 1Q 2025. Core comparisons include:
◦The increase of $4.6 million quarter-over-quarter was primarily driven by the following:
▪$2.4 million from personnel expenses, driven by planned investment and expansion in headcount;
▪$0.9 million from occupancy & equipment, driven by an increase in software contracts, acceleration of depreciation of capitalized assets related to OpenSky™ technology, and an increase in lease expenses;
▪$0.7 million from professional fees, driven by planned investment in OpenSky™ initiatives and other professional fees;
▪$0.3 million from data processing driven by OpenSky™ and other core processing costs; and
▪$0.2 million from loan processing, driven by loan expenses associated with our government guaranteed lending portfolio;
◦Year-over-year expense growth of $6.9 million was driven by professional fees associated with investments in shared services areas and OpenSky™, personnel expense due to headcount growth, growth in data processing costs from OpenSky™ and core processing for the Commercial Bank, and an increase in loan processing costs and loan expenses associated with our government guaranteed lending portfolio.
Quarterly income taxes:
•Income tax expense of $3.9 million, or 24.3% of pre-tax income for 1Q 2026, decreased $0.8 million from $4.6 million, or 23.6% of pre-tax income for 4Q 2025. The effective income tax rate change quarter-over-quarter was primarily due to certain one-time tax benefits recognized during 4Q 2025.
Total assets:
Total assets of $3.8 billion at March 31, 2026 increased $202.3 million, or 22.7% (annualized) from December 31, 2025. Total assets growth year-over-year was $458.7 million, or 13.7%. The growth quarter-over-quarter, and year-over-year, was primarily driven by increases in portfolio loans, and cash balances.
Gross Loans:
•Gross Loans of $3.0 billion at March 31, 2026 increased $67.0 million, or 9.2% (annualized), from December 31, 2025 and increased $348.0 million, or 13.0%, year-over-year.
◦Compared to December 31, 2025, growth was primarily driven by $32.3 million from commercial and industrial ("C&I"), $29.7 million from residential real estate, and $6.1 million from construction real estate. C&I contributed 48.2% of total loan growth in the quarter.
◦C&l loans, plus owner-occupied CRE loans, totaled 38.3% of total portfolio loans at March 31, 2026, 37.7% for the prior quarter, and 37.9% at March 31, 2025.

1 Fee revenue mix equals fee revenue divided by the sum of fee revenue and net interest income before provision for credit losses

Consolidated financial performance (Continued)
Deposits:
•Total deposits of $3.3 billion at March 31, 2026 increased $198.8 million, or 26.1% (annualized), from December 31, 2025, and increased $400.7 million, or 13.9% from March 31, 2025.
◦When excluding the decrease in brokered time deposits of $73.6 million, customer deposits increased $272.5 million or 40.7% (annualized), including $170.9 million of growth in customer money market deposits, $84.5 million of growth in interest-bearing demand accounts, $18.9 million of growth in noninterest-bearing deposits, and $9.8 million of growth in savings accounts, offset by a decrease of $11.6 million in customer time deposits.
▪The growth in the quarter includes $107.8 million of deposits tied to one customer. Excluding this relationship, total deposits increased $91.0 million, or 11.9% (annualized) and customer deposits increased $164.7 million, or 27.0% (annualized).
◦The increase in total deposits of $400.7 million year-over-year was driven by $363.6 million in growth from customer money market deposits, $59.5 million from noninterest-bearing deposits, $45.3 million from interest-bearing demand accounts, and $8.7 million from savings accounts, offset by a decrease of $71.5 million from customer time deposits, and $4.7 million from brokered time deposits.
◦Insured and protected1 deposits were approximately $2.3 billion as of March 31, 2026 representing 69.4% of the Company's deposit portfolio.
◦Low interest2 and noninterest-bearing demand deposit account ("DDA") deposits of $1.2 billion, or 37.5% of deposits, increased $113.2 million, or 40.9% (annualized) from 4Q 2025, and increased $113.4 million, or 10.1% year-over-year.
▪The growth in the quarter of low interest and noninterest-bearing DDA deposits includes $36.1 million of deposits tied to one customer, the same relationship mentioned above. Excluding this relationship, total low interest and noninterest-bearing DDA deposits increased $77.1 million, or 27.9% from 4Q 2025, and increased $77.3 million, or 27.9% year-over-year.
▪The average rate on the low interest and noninterest-bearing deposits was 0.16% for 1Q 2026, which increased 2 bps compared to 4Q 2025 and increased 1 bps year-over-year.
•The average portfolio loans-to-deposit ratio was 96.1% for 1Q 2026, compared to 97.0% for 4Q 2025, and 95.2% for 1Q 2025.
Investment securities:
•The investment securities portfolio continues to be classified as available-for-sale and had a fair market value of $230.5 million, or 6.1% of total assets, and an effective duration of 2.3 years, with U.S. Treasury Securities representing 61% of the overall investment portfolio at March 31, 2026. The accumulated other comprehensive income (loss) on the investment securities portfolio declined $0.6 million during the quarter to $(6.4) million after-tax as of March 31, 2026, which represents 1.6% of total stockholders' equity. The Company does not have a held-to-maturity investment securities portfolio.
Liquidity:
The Company maintains stable and diversified sources of contingent liquidity, generally consistent with prior quarter. Total available borrowing capacity as of March 31, 2026 was $809.5 million, compared to $816.9 million as of December 31, 2025, consisting of $705.3 million of available collateralized borrowing capacity, $96.0 million of unsecured lines of credit with other banks, and $8.2 million of unpledged investment securities available to collateralize potential additional borrowings.

1 Protected deposits includes deposits that are indirectly protected under the product terms.
2 Low interest deposits include interest-bearing demand and savings accounts

Consolidated financial performance (Continued)
Capital:
As of March 31, 2026, the Company reported a Common Equity Tier-1 capital ratio of 12.92%, compared to 12.98% at December 31, 2025. At March 31, 2026, the Company and the Bank maintained regulatory capital ratios that exceed all capital adequacy requirements.
Shares repurchased and retired during the three months ended March 31, 2026, as part of the Company's stock repurchase program, totaled 122,757 shares at an average price of $28.89, for a total cost of $3.5 million. The share repurchases consisted of $0.9 million under the Company's previous stock repurchase program, which expired on February 28, 2026, and $2.6 million under the new stock repurchase program. As of March 31, 2026, there was $12.4 million remaining to be repurchased under the current $15.0 million authorization repurchase program, which will expire on December 31, 2026.

Financial Metrics
Net Interest Margin:
NIM of 5.71% for 1Q 2026, decreased 23 bps compared to the prior quarter, and decreased 34 bps year-over-year. Core NIM(1) of 4.15% decreased 4 bps (but decreased 7 bps when excluding PAA) compared to the prior quarter, and decreased 21 bps year-over-year. Net PAA for 1Q 2026 was 5 bps for NIM and 5 bps for Core NIM(1).
•The average yield on interest earning assets of 7.86% decreased 24 bps compared to the prior quarter and decreased 38 bps year-over-year. The decreases quarter-over-quarter and year-over-year were primarily due to OpenSky™ as a result of changes in the rate environment.
◦The Core Loan Yield(1) of 6.93% for 1Q 2026 decreased 2 bps compared to 4Q 2025, and decreased 21 bps year-over-year. The decrease year-over-year was primarily a result of changes in the rate environment.
•The total cost of deposits of 2.34% for 1Q 2026 decreased 2 bps compared to the prior quarter and decreased 8 bps year-over-year. The decrease year-over-year was primarily a result of a shift in the product mix of the portfolio, and changes in the rate environment.
•The total cost of interest-bearing deposits of 3.17% for 1Q 2026 decreased 11 bps quarter-over-quarter, and decreased 20 bps year-over-year. The decreases quarter-over-quarter and year-over-year were due to a shift in product mix as well as changes in the rate environment.
•Net PAA of $0.4 million, or 5 bps of NIM and 5 bps of Core NIM(1), during 1Q 2026, increased $0.2 million from 4Q 2025 mainly due to a loan payoff during the quarter. There was $1.4 million from net PAA during 1Q 2025.

Credit Metrics and Asset Quality:
Nonperforming assets were $59.3 million or 1.56% of total assets at March 31, 2026, an increase of $1.0 million but a decrease of 6 bps compared to December 31, 2025. The increase in nonperforming assets from 4Q 2025 was primarily driven by a $0.8 million increase from the legacy CBNK portfolio and a $0.2 million increase from the acquired IFH portfolio. Nonperforming assets increased $16.3 million or 28 bps year-over-year, mainly due to the $15.9 million increase during 3Q 2025 from two loan relationships acquired as part of the IFH transaction. At March 31, 2026, substandard loans totaled $71.8 million, or 2.4% of total portfolio loans, compared to $58.5 million, or 2.0% of total portfolio loans, at December 31, 2025 and $45.7 million, or 1.7% of total portfolio loans, at March 31, 2025. The increase from December 31, 2025 of $13.3 million was primarily driven by one legacy bank loan relationship, with three loans accounting for $9.7 million of the increase quarter-over-quarter. The $26.1 million year-over-year increase in substandard loans was primarily driven by $15.9 million from the two loan relationships acquired as part of the IFH transaction, and the one legacy bank relationship accounting for $9.7 million. At March 31, 2026, special mention loans totaled $60.3 million, or 2.0% of total portfolio loans, compared to $57.9 million, or 2.0% of total portfolio loans, at December 31, 2025, and $63.0 million, or 2.4% of total portfolio loans, at March 31, 2025.
Efficiency Ratio:
The efficiency ratio was 69.6% for 1Q 2026, compared to 62.3% for 4Q 2025 and 64.9% for 1Q 2025. The core efficiency ratio(1) was 69.6% for 1Q 2026, which increased from 62.3% compared to the prior quarter, and increased from 62.8% for 1Q 2025.
1 As used in this press release, Core NIM, Core Loan Yield, and Core efficiency ratio are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Financial Metrics (Continued)
Returns:
ROA was 1.33% for 1Q 2026, compared to 1.71% for 4Q 2025, and 1.75% for 1Q 2025. Core ROA(1) for 1Q 2026 was 1.33%, compared to 1.71% for 4Q 2025, and 1.87% for 1Q 2025.
•ROE was 12.03% for 1Q 2026, compared to 15.23% for 4Q 2025, and 15.56% for 1Q 2025. Core ROE(1) was 12.03% for 1Q 2026, compared to 15.23% for 4Q 2025, and 16.64% for 1Q 2025.
•ROTCE(1) was 13.58% for 1Q 2026, compared to 17.23% for 4Q 2025, and 17.57% for 1Q 2025. Core ROTCE(1) for 1Q 2026 was 13.58%, compared to 17.23% for 4Q 2025, and 18.77% for 1Q 2025.
Book Value:
Book value per common share of $25.10 at March 31, 2026, increased $0.57 when compared to December 31, 2025, and increased $2.91 when compared to March 31, 2025. Tangible book value per common share(1) increased $0.57, or 2.6% (not annualized), to $22.62 at March 31, 2026 when compared to December 31, 2025, and increased $2.81, or 14.2%, when compared to March 31, 2025.

1 As used in this press release, Core ROA, Core ROE, ROTCE, Core ROTCE, and Tangible Book Value are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of merger-related expenses and certain other pre-tax adjustments which are not indicative of operating performance and the tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Reportable Segments
Commercial Bank
Loan Growth – Portfolio loans(1) increased $73.0 million at March 31, 2026 compared to December 31, 2025, driven by $32.3 million from C&I, $29.7 million from residential real estate, and $6.1 million from construction real estate. Portfolio loans increased $330.6 million at March 31, 2026 compared to March 31, 2025, driven by $136.2 million from C&I, $101.9 million from residential real estate, and $46.1 million from CRE. Historical gross portfolio loan balances are disclosed in the Composition of Loans table within the Historical Financial Highlights.
Net Interest Income – Interest income of $52.7 million increased $0.7 million from the prior quarter, $0.5 million of which was due to growth in the Commercial Bank loan portfolio and $0.2 million of which was from higher loan PAA. Interest expense of $18.5 million increased $0.2 million, primarily due to a mix shift in the deposit portfolio.
Credit Metrics – Nonperforming assets decreased 7 bps to 1.64% of total assets at March 31, 2026 compared to December 31, 2025. Total nonaccrual loans at March 31, 2026 were $55.4 million, an increase of $1.0 million or 1.8% compared to $54.4 million at December 31, 2025.
Classified and Criticized Loans – At March 31, 2026, special mention loans totaled $60.3 million, or 2.0% of total portfolio loans, compared to $57.9 million, or 2.0% of total portfolio loans, at December 31, 2025. At March 31, 2026, substandard loans totaled $71.8 million, or 2.4% of total portfolio loans, compared to $58.5 million, or 2.0% of total portfolio loans, at December 31, 2025.

OpenSky™
Accounts – During 1Q 2026, credit card accounts grew to 588.2 thousand, increasing 2.7 thousand, or 0.5% (not annualized) from December 31, 2025, and increasing 24.5 thousand, or 4.3% year-over-year.
Loan and Deposit Balances – Secured and unsecured loan balances, net of reserves for interest and fees, of $134.8 million at March 31, 2026 decreased by $7.6 million, or 5.3% (not annualized), compared to December 31, 2025 and increased $16.1 million, or 13.5%, year-over-year. Deposit balances of $165.5 million at March 31, 2026 increased $2.3 million compared to December 31, 2025 and decreased $3.3 million, or 1.9% year-over-year. Gross unsecured loan balances of $46.6 million at March 31, 2026 decreased $0.6 million, or 1.2% (not annualized), compared to $47.1 million at December 31, 2025, and increased $19.9 million year-over-year. Gross secured loan balances of $90.0 million at March 31, 2026 decreased $7.3 million, or 7.5% (not annualized), compared to $97.3 million at December 31, 2025, and decreased $3.5 million, or 3.8% (not annualized) year-over-year.
Net Interest Income – Interest income of $15.1 million decreased $1.3 million compared to 4Q 2025. Average OpenSky™ credit card loan balances, net of reserves and deferred fees of $133.7 million for 1Q 2026, decreased $0.1 million, or 0.1% (not annualized), compared to 4Q 2025.
Fee Revenue – Total fee revenue of $4.7 million decreased $0.1 million from the prior quarter primarily driven by lower interchange and other credit-card related fees.
Noninterest Expense – Total noninterest expense of $16.2 million increased $1.6 million compared to 4Q 2025, driven by professional fees associated with the legacy and unsecured products, investment in headcount for initiatives, the acceleration of depreciation of capitalized assets related to OpenSky™ technology, and data processing costs.
OpenSky™ Credit – Portfolio credit metrics continued to be consistent with modeled expectations during 1Q 2026. The provision for credit losses of $2.7 million increased $1.4 million when compared to the prior quarter, primarily due to a $2.0 million credit in 4Q 2025 to the allowance for credit losses that was made to reflect the debt sale. Excluding this item in 4Q 2025, the provision for credit losses would have decreased $0.6 million primarily due to lower balances in the loan portfolio. OpenSky's™ unsecured loan product is offered exclusively to current and former secured card customers. Unsecured loans have been offered by OpenSky™ since the fourth quarter of 2021 and have generally performed in alignment with management expectations over that time period.
(1) Portfolio loans represents portfolio loans receivable excluding deferred origination fees, net.

Capital Bank Home Loans
Originations of loans held for sale totaled $72.9 million during 1Q 2026, with $52.4 million of mortgage loans sold resulting in a gain on sale of loans of $1.5 million, representing a 2.85% gain on sale as a percentage of total loans sold. Originations of loans held for sale totaled $107.3 million during 4Q 2025, with $83.0 million of mortgage loans sold resulting in a gain on sale of loans of $2.1 million, representing a 2.58% gain on sale as a percentage of total loans sold.
Windsor Advantage™
Gross government loan servicing revenue totaled $5.6 million, including $1.3 million of Capital Bank related servicing fees, during 1Q 2026. Gross government loan servicing revenue totaled $5.0 million, including $1.0 million of Capital Bank related servicing fees, during 4Q 2025. Windsor's™ total servicing portfolio was $3.2 billion at March 31, 2026, and $3.1 billion at December 31, 2025.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			1Q26 vs 4Q25		1Q26 vs 1Q25
(in thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$67,970	$68,634	$62,760	$(664)	(1.0)%	$5,210	8.3%
Interest expense	18,572	18,355	16,713	217	1.2%	1,859	11.1%
Net interest income	49,398	50,279	46,047	(881)	(1.8)%	3,351	7.3%
Provision for credit losses	3,014	3,988	2,246	(974)	(24.4)%	768	34.2%
Provision for (release of) credit losses on unfunded commitments	205	(29)	—	234	(806.9)%	205	—%
Noninterest income	13,373	12,464	12,549	909	7.3%	824	6.6%
Noninterest expense	43,681	39,103	38,053	4,578	11.7%	5,628	14.8%
Income before income taxes	15,871	19,681	18,297	(3,810)	(19.4)%	(2,426)	(13.3)%
Income tax expense	3,853	4,644	4,365	(791)	(17.0)%	(512)	(11.7)%
Net income	$12,018	$15,037	$13,932	$(3,019)	(20.1)%	$(1,914)	(13.7)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$19,090	$23,640	$20,543	$(4,550)	(19.2)%	$(1,453)	(7.1)%
Core PPNR(1)	$19,090	$23,640	$21,809	$(4,550)	(19.2)%	$(2,719)	(12.5)%

Common Share Data
Earnings per share - Basic	$0.74	$0.91	$0.84	$(0.17)	(18.7)%	$(0.10)	(11.9)%
Earnings per share - Diluted	$0.73	$0.91	$0.82	$(0.18)	(19.8)%	$(0.09)	(11.0)%
Core earnings per share - Diluted(1)	$0.73	$0.91	$0.88	$(0.18)	(19.8)%	$(0.15)	(17.0)%
Weighted average common shares - Basic	16,345	16,493	16,666
Weighted average common shares - Diluted	16,441	16,493	16,925

Return Ratios
Return on average assets (annualized)	1.33%	1.71%	1.75%
Core return on average assets (annualized)(1)	1.33%	1.71%	1.87%
Return on average equity (annualized)	12.03%	15.23%	15.56%
Core return on average equity (annualized)(1)	12.03%	15.23%	16.64%
Return on average tangible common equity (annualized)(1)	13.58%	17.23%	17.57%
Core return on average tangible common equity (annualized)(1)	13.58%	17.23%	18.77%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Quarter Ended			Quarter Ended
	March 31,			December 31,	September 30,	June 30,
(in thousands, except per share data)	2026	2025	% Change	2025	2025	2025
Balance Sheet Highlights
Assets	$3,808,467	$3,349,805	13.7%	$3,606,207	$3,389,442	$3,388,662
Investment securities available-for-sale	230,525	213,452	8.0%	230,083	232,640	228,923
Mortgage loans held for sale	13,739	30,005	(54.2)%	25,828	14,146	15,933
Portfolio loans receivable (2)	3,026,431	2,678,406	13.0%	2,959,457	2,821,983	2,739,808
Allowance for credit losses	54,680	48,454	12.8%	54,660	53,045	47,447
Goodwill	25,969	24,085	7.8%	25,969	25,969	22,478
Intangible assets	14,511	15,556	(6.7)%	14,771	15,033	15,295
Deposits	3,292,047	2,891,333	13.9%	3,093,200	2,912,053	2,940,738
FHLB borrowings	50,000	22,000	127.3%	50,000	22,000	22,000
Other borrowed funds	2,062	12,062	(82.9)%	2,062	12,062	12,062
Total stockholders' equity	408,859	369,577	10.6%	401,757	394,770	380,035
Tangible common equity (1)	368,379	329,936	11.7%	361,017	353,768	342,262

Common shares outstanding	16,286	16,657	(2.2)%	16,373	16,589	16,582
Book value per share	$25.10	$22.19	13.1%	$24.54	$23.80	$22.92
Tangible book value per share (1)	$22.62	$19.81	14.2%	$22.05	$21.33	$20.64
Dividends per share	$0.12	$0.10	20.0%	$0.12	$0.12	$0.10
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.
(2) Loans are reflected net of deferred fees and costs.

Consolidated Statements of Income (Unaudited)
	Three Months Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Interest income
Loans, including fees	$64,186	$64,933	$60,838	$60,810	$58,691
Investment securities available-for-sale	1,459	1,728	1,805	1,582	1,861
Federal funds sold and other	2,325	1,973	2,248	2,194	2,208
Total interest income	67,970	68,634	64,891	64,586	62,760

Interest expense
Deposits	18,070	17,805	12,732	16,722	16,512
Borrowed funds	502	550	139	218	201
Total interest expense	18,572	18,355	12,871	16,940	16,713

Net interest income	49,398	50,279	52,020	47,646	46,047
Provision for credit losses	3,014	3,988	4,650	4,081	2,246
Provision for (release of) credit losses on unfunded commitments	205	(29)	217	—	—
Net interest income after provision for credit losses	46,179	46,320	47,153	43,565	43,801
Noninterest income
Service charges on deposits	403	371	425	262	258
Credit card fees	4,692	4,837	4,509	4,298	3,722
Mortgage banking revenue	1,556	1,960	1,927	1,754	1,831
Government lending revenue	923	—	14	3,112	1,096
Government loan servicing revenue	4,345	4,036	4,265	3,644	3,568
Loan servicing rights	497	295	368	(590)	472
Other income (loss)	957	965	(440)	626	1,602
Total noninterest income	13,373	12,464	11,068	13,106	12,549
Noninterest expenses
Salaries and employee benefits	20,317	17,914	17,728	18,460	18,067
Occupancy and equipment	3,562	2,638	2,849	2,995	2,910
Professional fees	4,965	4,294	2,131	2,422	2,112
Data processing	7,767	7,502	7,654	7,520	7,112
Advertising	1,466	1,398	1,714	1,371	1,779
Loan processing	1,383	1,152	1,114	979	743
Merger-related expenses	—	—	697	1,398	1,266
Operational and other card fraud related losses	690	750	923	933	903
Regulatory assessment expenses	941	858	740	884	889
Other operating	2,590	2,597	2,804	2,610	2,272
Total noninterest expenses	43,681	39,103	38,354	39,572	38,053
Income before income taxes	15,871	19,681	19,867	17,099	18,297
Income tax expense	3,853	4,644	4,802	3,963	4,365
Net income	$12,018	$15,037	$15,065	$13,136	$13,932

Consolidated Balance Sheets
	(unaudited)	(audited)	(unaudited)	(unaudited)	(unaudited)
(in thousands, except share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Assets
Cash and due from banks	$20,182	$30,894	$25,724	$26,843	$27,836
Interest-bearing deposits at other financial institutions	379,069	224,611	163,078	247,704	266,092
Federal funds sold	60	60	59	59	59
Total cash and cash equivalents	399,311	255,565	188,861	274,606	293,987
Investment securities available-for-sale	230,525	230,083	232,640	228,923	213,452
Restricted investments	8,691	8,397	7,057	7,043	7,031
Loans held for sale	13,739	25,828	14,146	15,933	30,005
Portfolio loans receivable, net of deferred fees and costs	3,026,431	2,959,457	2,821,983	2,739,808	2,678,406
Less allowance for credit losses	(54,680)	(54,660)	(53,045)	(47,447)	(48,454)
Total portfolio loans held for investment, net	2,971,751	2,904,797	2,768,938	2,692,361	2,629,952
Premises and equipment, net	17,732	15,072	15,304	14,863	15,085
Accrued interest receivable	16,795	16,695	19,011	15,149	19,458
Goodwill	25,969	25,969	25,969	22,478	24,085
Intangible assets	14,511	14,771	15,033	15,295	15,556
Loan servicing assets	1,957	1,816	2,070	2,221	2,244
Deferred tax asset	15,187	14,992	14,885	15,667	15,902
Bank owned life insurance	45,871	45,488	45,105	44,721	44,335
Other assets	46,428	46,734	40,423	39,402	38,713
Total assets	$3,808,467	$3,606,207	$3,389,442	$3,388,662	$3,349,805

Liabilities
Deposits
Noninterest-bearing	$871,677	$852,741	$857,543	$836,979	$812,224
Interest-bearing	2,420,370	2,240,459	2,054,510	2,103,759	2,079,109
Total deposits	3,292,047	3,093,200	2,912,053	2,940,738	2,891,333
Federal Home Loan Bank advances	50,000	50,000	22,000	22,000	22,000
Other borrowed funds	2,062	2,062	12,062	12,062	12,062
Accrued interest payable	8,944	8,745	8,045	8,158	9,995
Other liabilities	46,555	50,443	40,512	25,669	44,838
Total liabilities	3,399,608	3,204,450	2,994,672	3,008,627	2,980,228

Stockholders' equity
Common stock	163	164	166	166	167
Additional paid-in capital	112,268	114,604	121,707	121,362	123,476
Retained earnings	302,808	292,749	279,693	266,619	255,141
Accumulated other comprehensive loss	(6,380)	(5,760)	(6,796)	(8,112)	(9,207)
Total stockholders' equity	408,859	401,757	394,770	380,035	369,577
Total liabilities and stockholders' equity	$3,808,467	$3,606,207	$3,389,442	$3,388,662	$3,349,805

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended March 31, 2026			Three Months Ended December 31, 2025			Three Months Ended March 31, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$246,346	$2,200	3.62%	$196,281	$1,868	3.78%	$203,053	$2,138	4.27%
Federal funds sold	60	1	6.76	60	1	6.61	58	1	6.99
Investment securities available-for-sale	233,165	1,459	2.54	238,295	1,728	2.88	235,605	1,861	3.20
Restricted investments	8,441	124	5.96	6,725	104	6.14	5,761	69	4.86
Loans held for sale	12,916	177	5.56	17,118	263	6.10	9,356	238	10.32
Portfolio loans receivable(2)(3)	3,008,187	64,009	8.63	2,902,033	64,670	8.84	2,634,110	58,453	9.00
Total interest earning assets	3,509,115	67,970	7.86	3,360,512	68,634	8.10	3,087,943	62,760	8.24
Noninterest earning assets	142,697			138,028			134,021
Total assets	$3,651,812			$3,498,540			$3,221,964

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$263,645	414	0.64	$269,342	366	0.54	$242,355	368	0.62
Savings	13,701	30	0.89	12,033	11	0.36	13,204	18	0.55
Money market accounts	1,189,642	9,479	3.23	1,061,293	9,124	3.41	869,978	7,399	3.45
Time deposits	842,137	8,147	3.92	812,186	8,304	4.06	859,729	8,727	4.12
Borrowed funds	52,062	502	3.91	46,497	550	4.69	34,062	201	2.39
Total interest-bearing liabilities	2,361,187	18,572	3.19	2,201,351	18,355	3.31	2,019,328	16,713	3.36
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	64,056			67,509			56,503
Noninterest-bearing deposits	821,267			837,930			783,018
Stockholders’ equity	405,302			391,750			363,115
Total liabilities and stockholders’ equity	$3,651,812			$3,498,540			$3,221,964

Net interest spread			4.67%			4.79%			4.88%
Net interest income		$49,398			$50,279			$46,047
Net interest margin(4)			5.71%			5.94%			6.05%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, collectively, Core Loan Yield was 6.93%, 6.95% and 7.14%, respectively.
(4)For the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, collectively, Core Net Interest Margin was 4.15%, 4.19% and 4.36%, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, OpenSky™ (the Company’s credit card division), Windsor Advantage™ and Capital Bank Home Loans (the Company’s mortgage loan division).

The following schedules reported internally for performance assessment by the chief operating decision maker presents financial information for each reportable segment for the periods indicated. Total assets are presented as of March 31, 2026, December 31, 2025, and March 31, 2025.

Segments
For the three months ended March 31, 2026
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$52,732	$15,061	$—	$177	$67,970
Interest expense	18,472	—	—	100	18,572
Net interest income	34,260	15,061	—	77	49,398
Provision for credit losses	344	2,670	—	—	3,014
Provision for credit losses on unfunded commitments	205	—	—	—	205
Net interest income after provision	33,711	12,391	—	77	46,179
Noninterest income
Service charges on deposits	403	—	—	—	403
Credit card fees	—	4,692	—	—	4,692
Mortgage banking revenue	416	—	—	1,140	1,556
Government lending revenue	923	—	—	—	923
Government loan servicing revenue(1)	(1,262)	—	5,607	—	4,345
Loan servicing rights	497	—	—	—	497
Other income	707	12	—	238	957
Total noninterest income	1,684	4,704	5,607	1,378	13,373
Noninterest expenses
Salaries and employee benefits	12,090	3,887	2,664	1,676	20,317
Occupancy and equipment	1,870	1,118	392	182	3,562
Professional fees	2,468	1,861	278	358	4,965
Data processing	545	7,107	59	56	7,767
Advertising	718	592	60	96	1,466
Loan processing	1,076	47	22	238	1,383
Merger-related expenses	—	—	—	—	—
Operational and other card fraud related losses	65	625	—	—	690
Regulatory assessment expenses	598	215	66	62	941
Other operating	1,140	715	605	130	2,590
Total noninterest expenses	20,570	16,167	4,146	2,798	43,681
Net income (loss) before taxes	$14,825	$928	$1,461	$(1,343)	$15,871

Total assets	$3,624,207	$135,414	$28,535	$20,311	$3,808,467
________________________
(1)     Gross government loan servicing revenue totaled $5.6 million, including $1.3 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended March 31, 2026.

Segments
For the three months ended December 31, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income(2)	$51,994	$16,377	$—	$263	$68,634
Interest expense(3)	18,230	—	—	125	18,355
Net interest income	33,764	16,377	—	138	50,279
Provision for credit losses	2,715	1,273	—	—	3,988
Release of credit losses on unfunded commitments	(29)	—	—	—	(29)
Net interest income after provision	31,078	15,104	—	138	46,320
Noninterest income
Service charges on deposits	371	—	—	—	371
Credit card fees	—	4,837	—	—	4,837
Mortgage banking revenue	433	—	—	1,527	1,960
Government lending revenue	—	—	—	—	—
Government loan servicing revenue(1)	(952)	—	4,988	—	4,036
Loan servicing rights	295	—	—	—	295
Other income	698	10	—	257	965
Total noninterest income	845	4,847	4,988	1,784	12,464
Noninterest expenses
Salaries and employee benefits	11,071	3,038	2,425	1,380	17,914
Occupancy and equipment	1,773	688	40	137	2,638
Professional fees	3,047	947	53	247	4,294
Data processing	1,026	6,687	(165)	(46)	7,502
Advertising	608	634	(3)	159	1,398
Loan processing	101	475	163	413	1,152
Merger-related expenses	—	—	—	—	—
Operational and other card fraud related losses	13	737	—	—	750
Regulatory assessment expenses	230	388	143	97	858
Other operating	639	966	763	229	2,597
Total noninterest expenses	18,508	14,560	3,419	2,616	39,103
Net income (loss) before taxes	$13,415	$5,391	$1,569	$(694)	$19,681

Total assets	$3,407,326	$140,914	$25,993	$31,974	$3,606,207
________________________
(1)     Gross government loan servicing revenue totaled $5.0 million, including $1.0 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended December 31, 2025.

Segments
For the three months ended March 31, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$48,164	$14,444	$—	$152	$62,760
Interest expense	16,649	—	—	64	16,713
Net interest income	31,515	14,444	—	88	46,047
Provision for credit losses	446	1,800	—	—	2,246
Provision for credit losses on unfunded commitments	—	—	—	—	—
Net interest income after provision	31,069	12,644	—	88	43,801
Noninterest income
Service charges on deposits	258	—	—	—	258
Credit card fees	—	3,722	—	—	3,722
Mortgage banking revenue	263	—	—	1,568	1,831
Government lending revenue	1,096	—	—	—	1,096
Government loan servicing revenue(1)	(1,038)	—	4,606	—	3,568
Loan servicing rights	472	—	—	—	472
Non-recurring equity and debt investment write-down	—	—	—	—	—
Other income	1,423	11	30	139	1,603
Total noninterest income	2,474	3,733	4,636	1,707	12,550
Noninterest expenses
Salaries and employee benefits	10,626	3,345	2,406	1,690	18,067
Occupancy and equipment	1,577	488	711	134	2,910
Professional fees	1,151	591	120	250	2,112
Data processing	440	6,582	53	37	7,112
Advertising	718	874	104	83	1,779
Loan processing	477	19	7	240	743
Merger-related expenses	1,266	—	—	—	1,266
Operational and other card fraud related losses	31	872	—	—	903
Regulatory assessment expenses	865	15	5	4	889
Other operating	1,409	516	254	93	2,272
Total noninterest expenses	18,560	13,302	3,660	2,531	38,053
Net income (loss) before taxes	$14,983	$3,075	$976	$(736)	$18,298

Total assets	$3,192,327	$119,636	$23,750	$14,092	$3,349,805
________________________
(1)     Gross government loan servicing revenue totaled $4.6 million, including $1.0 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended March 31, 2025.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands, except per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Earnings:
Net income	$12,018	$15,037	$15,065	$13,136	$13,932
Earnings per common share, diluted	0.73	0.91	0.89	0.78	0.82
Net interest margin	5.71%	5.94%	6.36%	6.04%	6.05%
Core net interest margin(2)	4.15%	4.19%	4.66%	4.42%	4.36%
Return on average assets(1)	1.33%	1.71%	1.77%	1.60%	1.75%
Return on average equity(1)	12.03%	15.23%	15.57%	14.17%	15.56%
Efficiency ratio	69.59%	62.32%	60.79%	65.14%	64.94%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$3,026,431	$2,959,457	$2,821,983	$2,739,808	$2,678,406
Total deposits	3,292,047	3,093,200	2,912,053	2,940,738	2,891,333
Total assets	3,808,467	3,606,207	3,389,442	3,388,662	3,349,805
Total stockholders' equity	408,859	401,757	394,770	380,035	369,577
Total average portfolio loans receivable, net deferred fees	3,008,187	2,902,033	2,789,815	2,733,865	2,634,110
Total average deposits	3,130,392	2,992,784	2,917,067	2,841,153	2,768,284
Portfolio loans-to-deposit ratio (period-end balances)	91.93%	95.68%	96.91%	93.17%	92.64%
Portfolio loans-to-deposit ratio (average balances)	96.10%	96.97%	95.64%	96.22%	95.15%

Asset Quality Ratios:
Nonperforming assets to total assets	1.56%	1.62%	1.54%	1.07%	1.28%
Nonperforming loans to total loans	1.83%	1.84%	1.85%	1.32%	1.60%
Net charge-offs to average portfolio loans (1)	0.40%	0.32%	0.35%	0.75%	0.38%
Allowance for credit losses to total loans	1.81%	1.85%	1.88%	1.73%	1.81%
Allowance for credit losses to non-performing loans	98.67%	100.44%	101.53%	131.19%	112.86%

Bank Capital Ratios:
Total risk based capital ratio	12.52%	12.60%	12.95%	13.13%	12.93%
Tier-1 risk based capital ratio	11.26%	11.34%	11.69%	11.87%	11.67%
Leverage ratio	9.00%	9.24%	9.34%	9.39%	9.27%
Common Equity Tier-1 capital ratio	11.26%	11.34%	11.69%	11.87%	11.67%
Tangible common equity	8.40%	8.75%	9.06%	8.84%	8.66%
Holding Company Capital Ratios:
Total risk based capital ratio	14.25%	14.31%	15.25%	15.30%	14.97%
Tier-1 risk based capital ratio	12.99%	13.05%	13.62%	13.66%	13.32%
Leverage ratio	10.48%	10.71%	10.98%	10.90%	10.68%
Common Equity Tier-1 capital ratio	12.92%	12.98%	13.54%	13.58%	13.24%
Tangible common equity	9.73%	10.07%	10.60%	10.22%	9.94%
_______________
(1)Annualized.
(2)Refer to Appendix for reconciliation of non-GAAP measures.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited (Continued)
	Quarter Ended
(in thousands, except per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Composition of Loans:
Commercial real estate, non owner-occupied	$522,498	$533,141	$509,878	$495,341	$484,399
Commercial real estate, owner-occupied	428,632	418,701	442,827	436,421	420,643
Residential real estate	795,505	765,808	740,060	710,730	693,597
Construction real estate	365,706	359,566	344,290	343,189	343,280
Commercial and industrial	730,576	698,289	619,148	593,279	594,331
Lender finance	43,775	41,421	31,883	32,494	23,165
Business equity lines of credit	4,170	3,818	2,931	2,853	3,468
Credit card, net of reserve(3)	134,789	142,397	136,483	131,029	118,709
Other consumer loans	4,779	1,930	2,010	2,727	2,200
Portfolio loans receivable	$3,030,430	$2,965,071	$2,829,510	$2,748,063	$2,683,792
Deferred origination fees, net	(3,999)	(5,614)	(7,527)	(8,255)	(5,386)
Portfolio loans receivable, net	$3,026,431	$2,959,457	$2,821,983	$2,739,808	$2,678,406

Composition of Deposits:
Noninterest-bearing	$871,677	$852,741	$857,543	$836,979	$812,224
Interest-bearing demand	341,723	257,233	275,767	319,431	296,455
Savings	21,471	11,679	12,835	12,879	12,819
Money markets	1,276,034	1,105,183	989,159	960,237	912,418
Customer time deposits	478,085	489,687	539,207	541,079	549,630
Brokered time deposits	303,057	376,677	237,542	270,133	307,787
Total deposits	$3,292,047	$3,093,200	$2,912,053	$2,940,738	$2,891,333

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$72,933	$107,283	$80,651	$80,334	$65,815
Mortgage loans sold	52,423	82,998	66,409	59,663	54,144
Gain on sale of loans	1,496	2,145	1,698	1,597	1,664
Purchase volume as a % of originations	73.15%	72.77%	92.32%	91.61%	90.73%
Gain on sale as a % of loans sold(4)	2.85%	2.58%	2.56%	2.68%	3.07%
Mortgage commissions	$594	$899	$656	$501	$545

OpenSky™ Portfolio Metrics:
Open customer accounts	588,190	585,492	587,641	585,372	563,718
Secured credit card loans, gross	$90,021	$97,313	$98,793	$100,037	$93,570
Unsecured credit card loans, gross	46,574	47,131	39,576	32,715	26,670
Noninterest secured credit card deposits	165,506	163,184	166,874	168,936	168,796
_______________
(3)Credit card loans are presented net of reserve for interest and fees.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Quarter Ended
(in thousands, except per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Net Income	$12,018	$15,037	$15,065	$13,136	$13,932
Deduct: Income from the Call of Brokered Time Deposits, Net of Tax	—	—	(3,489)	—	—
Add: Merger-Related Expenses, Net of Tax	—	—	575	1,070	964
Core Net Income	$12,018	$15,037	$12,151	$14,206	$14,896

Weighted Average Common Shares - Diluted	16,441	16,493	16,844	16,802	16,925
Earnings per Share - Diluted	$0.73	$0.91	$0.89	$0.78	$0.82
Core Earnings per Share - Diluted	$0.73	$0.91	$0.72	$0.85	$0.88

Average Assets	$3,651,812	$3,498,540	$3,378,296	$3,292,533	$3,221,964
Return on Average Assets(1)	1.33%	1.71%	1.77%	1.60%	1.75%
Core Return on Average Assets(1)	1.33%	1.71%	1.43%	1.73%	1.87%

Average Equity	$405,302	$391,750	$383,922	$371,795	$363,115
Return on Average Equity(1)	12.03%	15.23%	15.57%	14.17%	15.56%
Core Return on Average Equity(1)	12.03%	15.23%	12.56%	15.33%	16.64%

Net Interest Income	$49,398	$50,279	$52,020	$47,646	$46,047
Noninterest Income	13,373	12,464	11,068	13,106	12,549
Total Revenue	$62,771	$62,743	$63,088	$60,752	$58,596
Noninterest Expense	43,681	39,103	38,354	39,572	38,053
Efficiency Ratio(2)	69.6%	62.3%	60.8%	65.1%	64.9%

Net Interest Income	$49,398	$50,279	$52,020	$47,646	$46,047
Deduct: Income from the Call of Brokered Time Deposits	—	—	4,618	—	—
Core Net Interest Income (a)	$49,398	$50,279	$47,402	$47,646	$46,047
Noninterest Income	13,373	12,464	11,068	13,106	12,549
Core Fee Revenue (b)	$13,373	$12,464	$11,068	$13,106	$12,549
Core Revenue (a) + (b)	$62,771	$62,743	$58,470	$60,752	$58,596

Noninterest Expense	$43,681	$39,103	$38,354	$39,572	$38,053
Less: Merger-Related Expenses	—	—	697	1,398	1,266
Core Noninterest Expense	$43,681	$39,103	$37,657	$38,174	$36,787
Core Efficiency Ratio(2)	69.6%	62.3%	64.4%	62.8%	62.8%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Core Net Interest Margin	Quarter Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Net Interest Income	$49,398	$50,279	$52,020	$47,646	$46,047
Less: Credit Card Loan Income	14,882	16,196	15,386	14,116	14,147
Core Net Interest Income	34,516	34,083	36,634	33,530	31,900
Average Interest Earning Assets	3,509,115	3,360,576	3,246,653	3,163,421	3,087,943
Less: Average Credit Card Loans	133,712	133,858	129,100	121,414	118,723
Average Core Interest Earning Assets	$3,375,403	$3,226,718	$3,117,553	$3,042,007	$2,969,220
Core Net Interest Margin	4.15%	4.19%	4.66%	4.42%	4.36%

Core Loan Yield	Quarter Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Portfolio Loans Receivable Interest Income	$64,009	$64,670	$60,610	$60,647	$58,453
Less: Credit Card Loan Income	14,882	16,197	15,387	14,116	14,148
Core Portfolio Loans Receivable Interest Income	$49,127	$48,473	$45,223	$46,531	$44,305
Average Portfolio Loans Receivable	3,008,187	2,902,033	2,789,815	2,733,865	2,634,110
Less: Average Credit Card Loans	133,712	133,858	129,100	121,414	118,723
Total Core Average Portfolio Loans Receivable	$2,874,475	$2,768,175	$2,660,715	$2,612,451	$2,515,387
Core Portfolio Loans Receivable Yield	6.93%	6.95%	6.74%	7.14%	7.14%

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarter Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Net Income	$12,018	$15,037	$15,065	$13,136	$13,932
Add: Income Tax Expense	3,853	4,644	4,802	3,963	4,365
Add: Provision for Credit Losses	3,014	3,988	4,650	4,081	2,246
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	205	(29)	217	—	—
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$19,090	$23,640	$24,734	$21,180	$20,543

Appendix

Reconciliation of Non-GAAP Measures

Core PPNR	Quarter Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Net Income	$12,018	$15,037	$15,065	$13,136	$13,932
Add: Income Tax Expense	3,853	4,644	4,802	3,963	4,365
Add: Provision for Credit Losses	3,014	3,988	4,650	4,081	2,246
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	205	(29)	217	—	—
Deduct: Income from the Call of Brokered Time Deposits	—	—	(4,618)	—	—
Add: Merger-Related Expenses	—	—	697	1,398	1,266
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—	—	—	—
Core PPNR	$19,090	$23,640	$20,813	$22,578	$21,809

Allowance for Credit Losses to Total Portfolio Loans	Quarter Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Allowance for Credit Losses	$54,680	$54,660	$53,045	$47,447	$48,454
Total Portfolio Loans	3,026,431	2,959,457	2,821,983	2,739,808	2,678,406
Allowance for Credit Losses to Total Portfolio Loans	1.81%	1.85%	1.88%	1.73%	1.81%

Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans	Quarter Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Allowance for Credit Losses	$54,680	$54,660	$53,045	$47,447	$48,454
Less: Credit Card Allowance for Credit Losses	7,802	8,232	7,413	6,762	5,905
Commercial Bank Allowance for Credit Losses	$46,878	$46,428	$45,632	$40,685	$42,549
Total Portfolio Loans	3,026,431	2,959,457	2,821,983	2,739,808	2,678,406
Less: Gross Credit Card Loans	131,887	137,905	130,897	126,233	115,991
Commercial Bank Portfolio Loans	$2,894,544	$2,821,552	$2,691,086	$2,613,575	$2,562,415
Commercial Bank Allowance for Credit Losses to Total Portfolio Loans	1.62%	1.65%	1.70%	1.56%	1.67%

Nonperforming Assets to Total Assets	Quarter Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Total Nonperforming Assets	$59,273	$58,276	$52,247	$36,167	$42,934
Total Assets	3,808,467	3,606,207	3,389,442	3,388,662	3,349,805
Nonperforming Assets to Total Assets	1.56%	1.62%	1.54%	1.07%	1.28%

Nonperforming Loans to Total Portfolio Loans	Quarter Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Total Nonperforming Loans	$55,417	$54,421	$52,247	$36,167	$42,934
Total Portfolio Loans	3,026,431	2,959,457	2,821,983	2,739,808	2,678,406
Nonperforming Loans to Total Portfolio Loans	1.83%	1.84%	1.85%	1.32%	1.60%

Appendix

Reconciliation of Non-GAAP Measures

Net Charge-Offs to Average Portfolio Loans	Quarter Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Total Net Charge-Offs	$2,994	$2,373	$2,476	$5,088	$2,444
Total Average Portfolio Loans	3,008,187	2,902,033	2,789,815	2,733,865	2,634,110
Net Charge-Offs to Average Portfolio Loans, Annualized	0.40%	0.32%	0.35%	0.75%	0.38%

Tangible Book Value per Share	Quarter Ended
(in thousands, except share and per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Total Stockholders' Equity	$408,859	$401,757	$394,770	$380,035	$369,577
Less: Intangible Assets	40,480	40,740	41,002	37,773	39,641
Tangible Common Equity	$368,379	$361,017	$353,768	$342,262	$329,936
Period End Shares Outstanding	16,286,480	16,373,288	16,589,241	16,581,990	16,657,168
Tangible Book Value per Share	$22.62	$22.05	$21.33	$20.64	$19.81

Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Net Income	$12,018	$15,037	$15,065	$13,136	$13,932
Add: Intangible Amortization, Net of Tax	197	200	199	200	199
Net Tangible Income	$12,215	$15,237	$15,264	$13,336	$14,131
Average Equity	405,302	391,750	383,922	371,795	363,115
Less: Average Intangible Assets	40,628	40,884	37,706	39,534	36,896
Net Average Tangible Common Equity	$364,674	$350,866	$346,216	$332,261	$326,219
Return on Average Equity	12.03%	15.23%	15.57%	14.17%	15.56%
Return on Average Tangible Common Equity	13.58%	17.23%	17.49%	16.10%	17.57%

Core Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Core Net Income	$12,018	$15,037	$12,151	$14,206	$14,896
Add: Intangible Amortization, Net of Tax	197	200	199	200	199
Core Net Tangible Income	$12,215	$15,237	$12,350	$14,406	$15,095
Core Return on Average Tangible Common Equity	13.58%	17.23%	14.15%	17.39%	18.77%

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the Washington, D.C., Baltimore, other Maryland markets, one bank branch in Fort Lauderdale, Florida, one bank branch in Chicago, Illinois and one bank branch in Raleigh, North Carolina. Capital Bancorp had assets of approximately $3.8 billion at March 31, 2026 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the strength of the United States (“U.S.”) economy in general and the strength of the local economies in which we conduct operations; geopolitical concerns, including acts or threats of terrorism and the ongoing wars in Israel, Iran and Ukraine; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; changes in U.S. trade policies, including the implementation of tariffs and other protectionist trade policies; the effects of federal government shutdowns, debt ceiling standoff, or other fiscal policy uncertainty; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them; climate change, and other catastrophic disasters; the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; the Company’s ability to remediate the material weakness in the Company’s internal control over financial reporting; the effect of the IFH acquisition or any other acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations, including the planned growth of Windsor AdvantageTM; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Jake Dalaya (301) 637-5118
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com